                                                              EXHIBIT 3.2







                         AMENDED AND RESTATED BYLAWS OF

                              SAFELITE GLASS CORP.

                            (a Delaware corporation)


                           Adopted: October 21, 1991
                                    ----------------

                               TABLE OF CONTENTS

ARTICLE I. OFFICES ..........................................................  1
     Section  1. Registered Office ..........................................  1
     Section  2. Other Offices ..............................................  1

ARTICLE II. MEETINGS OF STOCKHOLDERS ........................................  1
     Section  1. Place of Meetings ..........................................  1
     Section  2. Annual Meeting .............................................  1
     Section  3. Special Metings ............................................  1
     Section  4. Notice of Meetings .........................................  1
     Section  5. List of Stockholders .......................................  2
     Section  6. Quorum, Adjournments .......................................  2
     Section  7. Organization ...............................................  3
     Section  8. Order of Business ..........................................  3
     Section  9. Voting .....................................................  3
     Section 10. Inspectors .................................................  4
     Section 11. Action by Consent ..........................................  4

ARTICLE III. BOARD OF DIRECTORS
     Section  1. General Powers .............................................  4
     Section  2. Number, Qualifications, Election, and Term of Office .......  4
     Section  3. Place of Meetings ..........................................  5
     Section  4. Annual Meeting .............................................  5
     Section  5. Regular Meetings ...........................................  5
     Section  6. Special Meetings ...........................................  5
     Section  7. Notice of Meetings .........................................  5
     Section  8. Quorum and Manner of Acting ................................  6
     Section  9. Organization ...............................................  6
     Section 10. Resignations ...............................................  6
     Section 11. Vacancies ..................................................  6
     Section 12. Removal of Directors .......................................  7
     Section 13. Compensation ...............................................  7
     Section 14. Committees .................................................  7
     Section 15. Action by Consent ..........................................  7
     Section 16. Telephonic Meeting .........................................  8

ARTICLE IV. OFFICERS ........................................................  8
     Section  1. Number and Qualifications ..................................  8
     Section  2. Resignations ...............................................  8
     Section  3. Removal ....................................................  8
     Section  4. Chairman of the Board ......................................  8
     Section  5. President ..................................................  8
     Section  6. Vice President(s) ..........................................  9
     Section  7. Treasurer ..................................................  9
     Section  8. Secretary ..................................................  9
     Section  9. Assistant Trasurer(s) ...................................... 10
     Section 10. Assistant Secretary(ies) ................................... 10
     Section 11. Officers' Bonds or Other Security .......................... 10
     Section 12. Compensation ............................................... 10

ARTICLE V. STOCK CERTIFICATES AND THEIR TRANSFER ............................ 11

     Section  1. Stock Certificates ......................................... 11
     Section  2. Facsimile Signatures ....................................... 11
     Section  3. Lost Certificates .......................................... 11
     Section  4. Transfers of Stock ......................................... 12
     Section  5. Transfer Agents and Registrars ............................. 12
     Section  6. Regulations ................................................ 12
     Section  7. Fixing the Record Date ..................................... 12
     Section  8. Registered Stockholders .................................... 12

ARTICLE VI. INDEMNIFICATION OF DIRECTORS AND OFFICERS ....................... 13
     Section  1. General .................................................... 13
     Section  2. Derivative Actions ......................................... 13
     Section  3. Indemnification in Certain Cases ........................... 14
     Section  4. Procedure .................................................. 14
     Section  5. Advances for Expenses ...................................... 14
     Section  6. Rights Not Exclusive ....................................... 14
     Section  7. Insurance .................................................. 14
     Section  8. Definition of Corporation .................................. 15
     Section  9. Survival of Rights ......................................... 15

ARTICLE VII. GENERAL PROVISIONS ............................................. 15
     Section  1. Dividends .................................................. 15
     Section  2. Reserves ................................................... 15
     Section  3. Seal ....................................................... 15
     Section  4. Fiscal Year ................................................ 15
     Section  5. Checks, Notes, Drafts, Etc. ................................ 15
     Section  6. Execution of Contracts, Deeds, Etc. ........................ 16
     Section  7. Voting of Stock in Other Corporations ...................... 16

ARTICLE VIII. AMENDMENTS .................................................... 16

                         AMENDED AND RESTATED BYLAWS OF

                              SAFELITE GLASS CORP.

                            (a Delaware corporation)


                               ARTICLE I. OFFICES

     SECTION 1. REGISTERED OFFICE. The registered office of the Corporation within the state of Delaware shall be in the city of Wilmington, county of New Castle.

     SECTION 2. OTHER OFFICES. The Corporation may also have an office or offices other than said registered office at such place or places, either within or outside of the state of Delaware, as the board of directors shall from time to time determine or the business of the Corporation may require.

                      ARTICLE II. MEETINGS OF STOCKHOLDERS

     SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or outside of the state of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of meeting or in a duly-executed waiver thereof.

     SECTION 2. ANNUAL MEETING. The annual meeting of stockholders shall be held at 10:00 a.m. on the first Tuesday of October, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting or in duly executed waiver thereof. At such annual meeting, the stockholders shall elect, by a plurality vote, a board of directors and transact such other business as may properly be brought before the meeting.

     SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise prescribed by statute, may be called at any time by the board of directors or the chairman of the board, and shall be called by the secretary upon the request in writing of a stockholder or stockholders holding of record at least fifty percent (50%) of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting.

     SECTION 4. NOTICE OF MEETINGS. Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, place, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not fewer than ten

(10) or more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail, and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is lawfully called or convened, or who, either before or after the meeting, shall submit a signed, written waiver of notice, in person or by proxy. Neither the business to be transacted at nor the purpose of an annual or special meeting of stockholders need be specified in any written waiver of notice.

     SECTION 5. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city, town, or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 6. QUORUM, ADJOURNMENTS. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings by stockholders, except as otherwise provided by statute or by the certificate of incorporation of the Corporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is set, a notice of the adjourned meeting shall be


                                      (2)
given to each stockholder of record entitled to vote at the meeting.

     SECTION 7. ORGANIZATION. At each meeting of stockholders, the chairman of the board or, in his absence, the president shall act as chairman of the meeting. The secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 8. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     SECTION 9. VOTING. Except as otherwise provided by statute or the certificate of incorporation of the Corporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one (1) vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation:

          (a) on the date fixed pursuant to the provisions of section 7 of article V of these bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

          (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

     Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at nay meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or of the certificate of incorporation of the Corporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.


                                      (3)

     SECTION 10. INSPECTORS. The board of directors may, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots, or consents; hear and determine all challenges and questions arising in connection with the right to vote; count and tabulate all votes, ballots, or consent; determine the results; and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

     SECTION 11. ACTION BY CONSENT. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of statute or of the certificate of incorporation of the Corporation or of these bylaws, the meeting and vote of stockholders may be dispensed with, and the action taken without such meeting and vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted.

                        ARTICLE III. BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. The board of directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the certificate of incorporation of the Corporation directed or required to be exercised or done by the stockholders.

     SECTION 2. NUMBER, QUALIFICATIONS, ELECTION, AND TERM OF OFFICE. The number of directors constituting the board of directors shall be fixed, from time to time, by the affirmative vote of a majority of the entire board of directors or by action of the


                                      (4)
stockholders of the Corporation. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there shall be vacancies in the board of directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. directors need not be stockholders. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these bylaws.

     SECTION 3. PLACE OF MEETINGS. Meetings of the board of directors shall be held at such place or places, within or outside of the state of Delaware, as the board of directors may from time to time determine or as shall be specified in the notice of any such meeting.

     SECTION 4. ANNUAL MEETING. The board of directors shall meet for the purpose of organization, the election of officers, and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the board of directors may be held at such other time or place (within or outside of the state of Delaware) as shall be specified in a notice thereof given as hereinafter provided in section 7 of this article III.

       SECTION 5. REGULAR MEETINGS. Regular meetings of the board of directors shall be held at such time and place as the board of directors may fix. If any day fixed for a regular meeting shall be a legal holiday a the place where the meeting is to be held, then the meeting that would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the board of directors need not be given except as otherwise required by statute or these bylaws.

     SECTION 6. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board, by two or more directors of the Corporation, or by the president.

     SECTION 7. NOTICE OF MEETINGS. Notice of each special meeting of the board of directors (and of each regular meeting for which notice shall be required) shall be given by the secretary as hereinafter provided in this section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these bylaws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first class mail, at least two


                                      (5)

(2) days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex telecopier, or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twenty-four (24) hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, wither before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 8. QUORUM AND MANNER OF ACTING. A majority of the entire board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, and, except as otherwise expressly required by statute, the certificate of incorporation of the Corporation, or these bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. In the absence of a quorum at any meeting of the board of directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. The directors shall act only as a board and the individual directors shall have no power as such.

     SECTION 9. ORGANIZATION. At each meeting of the board of directors, the chairman of the board or, in the absence of the chairman of the board, the president (or, in his absence, another director chosen by the majority of the directors present) shall act as chairman of the meeting and preside thereat. The secretary or, in his absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 10. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 11. VACANCIES. Any vacancy in the board of directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors, or any other cause, may be filled by the vote of a majority of the

                                      (6)
directors then in office, though fewer than a quorum, or by the sole remaining director, or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until his successor shall have been elected and qualified.

     SECTION 12. REMOVAL OF DIRECTORS. Any director may be removed, either with or without cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.

     SECTION 13. COMPENSATION. The board of directors shall have authority to fix the compensation, including fees for reimbursement of expense, of directors for services to the Corporation in any capacity.

     SECTION 14. COMMITTEES. The board of directors may, by resolution passed by a majority of the entire board of directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, amy unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     Except to the extent restricted by statute or the certificate of incorporation of the Corporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the board of directors and may authorize the seal of the Corporation to be affixed to all papers that require it. Each such committee shall serve at the pleasure of the board of directors and have such name as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors.

     SECTION 15. ACTION BY CONSENT. Unless restricted by the certificate of incorporation of the Corporation, any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting if all members of the board of directors or such committee, as the case may be, consent thereto in writing, and each writing is filed with the minutes of the proceedings of the board of directors or such committee, as the case may be.


                                      (7)

     SECTION 16. TELEPHONIC MEETING. Unless restricted by the certificate of incorporation of the Corporation, any one (1) or more members of the board of directors or any committee thereof may participate in a meeting of the board of directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at the meeting.

                              ARTICLE IV. OFFICERS

     SECTION 1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall be elected by the board of directors and shall include the chairman of the board, the president, one or more vice presidents, the secretary, and the treasurer. If the board of directors wishes, it may also elect other officers (including one or more assistant treasurers and one or more assistant secretaries) as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person, and no officer, except the chairman of the board, need be a director. Each officer shall held office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these bylaws.

     SECTION 2. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

     SECTION 3. REMOVAL. Any officer of the Corporation may be removed, either with or without cause, at any time, by the board of directors at any meeting thereof.

     SECTION 4. CHAIRMAN OF THE BOARD. The chairman of the board shall be a member of the board and shall be the chief executive officer of the corporation. If present, the chairman of the board shall preside at each meeting of the board of directors or the stockholders. He shall advise and counsel with the president, and with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the board of directors.

     SECTION 5. PRESIDENT. The president shall, in the absence of the chairman of the board, preside at each meeting of the board of directors or the stockholders. The president shall perform all duties incident to the office of president and such other duties as

                                      (8)
may from time to time be assigned to him by the chairman of the board or the board of directors.

     SECTION 6. VICE PRESIDENT(S). Each vice president shall perform all such duties as from time to time may be assigned to him by the board of directors, the chairman of the board, or the president. At the request of the chairman of the board or the president, or in the absence of the president or in the event of his inability or refusal to act, the vice president, or if there shall be more than one (1), the vice presidents in the order determined by the chairman of the board or the board of directors (or if there be no such determination, then the vice presidents in the order of their election), shall perform the duties of the president, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the president in respect of the performance of such duties.


     SECTION 7.  TREASURER.  The treasurer shall:


     (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;


     (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;


     (c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the board of directors or pursuant to its direction;

     (d) receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever;


     (e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;


     (f) render to the board of directors, whenever the board of directors may require, an account of the financial condition of the Corporation; and


     (g) in general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors.

     SECTION 8.  SECRETARY. The secretary shall:

     (a) keep or cause to be kept in one (1) or more books provided for the purpose, the minutes of all meetings of the board of directors, and the stockholders;


                                      (9)

     (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law;

     (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

     (d) see that the books, reports, statements, certificates, and other documents and records required by law to be kept and filed are properly kept and filed; and

     (e) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the board of directors.

     SECTION 9. ASSISTANT TREASURER(S). The assistant treasurer, or if there shall be more than one, the assistant treasurer in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of this inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties as from time to time may be assigned by the board of directors.

     SECTION 10. ASSISTANT SECRETARY(IES). The assistant secretary, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability of refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties as from time to time may be assigned by the board of directors.

     SECTION 11. OFFICERS' BONDS OR OTHER SECURITY. If required by the board of directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the board of directors may require.

     SECTION 12. COMPENSATION. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the board of directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

                                      (10)

               ARTICLE V.  STOCK CERTIFICATES AND THEIR TRANSFER

     SECTION 1. STOCK CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman of the board or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one
(1) class of stock or more than one (1) series of any class, the designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the general corporation law of the state of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

     SECTION 2. FACSIMILE SIGNATURES. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     SECTION 3. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate of certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.


                                      (11)

     SECTION 4. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

     SECTION 5. TRANSFER AGENTS AND REGISTRARS. The board of directors may appoint, or authorize any officer or officers to appoint, one (1) or more transfer agents and one (1) or more registrars.

     SECTION 6. REGULATIONS. The board of directors may make such additional rules and regulations, not inconsistent with these bylaws, as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation.

     SECTION 7. FIXING THE RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date that shall not be more than sixty (60) or fewer than ten (10) days before the date of such meeting, and not more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     SECTION 8. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                      (12)

            ARTICLE VI.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 1. GENERAL. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonable believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the state of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.


                                      (13)

     SECTION 3. INDEMNIFICATION IN CERTAIN CASES. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections 1 and 2 of this article VI, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4. PROCEDURE. Any indemnification under sections 1 and 2 of this article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such sections 1 and 2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     SECTION 5. ADVANCES FOR EXPENSES. Expenses incurred in defending a civil or criminal actions, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this article VI.

     SECTION 6. RIGHTS NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     SECTION 7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this article VI.

     SECTION 8. DEFINITION OF CORPORATION. For the purposes of this article VI, references to the "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this article VI with respect to the resulting or surviving corporation as he would have if he had served the resulting or surviving corporation in the same capacity.

     SECTION 9. SURVIVAL OF RIGHTS. The indemnification and advancement of expenses provided by, or granted pursuant to, this article VI shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                        ARTICLE VII. GENERAL PROVISIONS

     SECTION 1. DIVIDENDS. Subject to the provisions of statute and the certificate of incorporation of the Corporation, dividends upon the shares of capital stock of the Corporation may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of stock of the Corporation, unless otherwise provide by statute or the certificate of incorporation of the of the Corporation.

     SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the board of directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the board of directors may think conducive to the interests of the Corporation. The board of directors may modify or abolish any such reserves in the manner in which it was created.

     SECTION 3. SEAL. The seal of the Corporation shall be in such form as shall be approved by the board of directors.

     SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the board of directors.

     SECTION 5. CHECKS, NOTES, DRAFTS, ETC. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the

                                      (15)

Corporation by such officer, officers, person, or persons as from time to time may be designated by the board of directors or by an officer or officers authorized by the board of directors to make such designation.

     SECTION 6. EXECUTION OF CONTRACTS, DEEDS, ETC. The board of directors may authorize any officer or officers, and any agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts, and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 7. VOTING OF STOCK IN OTHER CORPORATIONS. Unless otherwise provided by resolution of the board of directors, the chairman of the board of the president, from time to time, may (or may appoint one (1) of more attorneys or agents to) cast the votes that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one (1) or more attorneys or agents are appointed, the chairman of the board or the president may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The chairman of the board or the president may, or may instruct the attorneys or agents appointed to, executed or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers, or other instruments as may be necessary or proper in the circumstances.

                            ARTICLE VIII. AMENDMENTS

     These bylaws may be amended or repealed or new bylaws adopted (a) by action of the stockholders entitled to vote thereon at any annual or special meeting of stockholders or (b) if the certificate of incorporation of the Corporation so provides, by action of the board of directors at a regular or special meeting thereof. Any bylaw made by the board of directors may be amended or repealed by action of the stockholders at any annual or special meeting of stockholders.

                                                                  EXHIBIT 3.2
                                                                  ANNEX I


                                   AMENDMENT
                                     OF THE
                         AMENDED AND RESTATED BYLAWS OF
                              SAFELITE GLASS CORP.

     Article VI of the Amended and Restated Bylaws of Safelite Glass Corp. is amended to read in its entirety as follows:

             ARTICLE VI.  Indemnification of Directors and Officers

     SECTION 1. GENERAL. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. INDEMNIFICATION IN CERTAIN CASES. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4.  PROCEDURE.  Any indemnification under Section 1 and 2 of this
Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Section 1 and
2. Such determination shall be made (a) by the Board of Directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or, even if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders.

     SECTION 5. ADVANCES FOR EXPENSES. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

     SECTION 6. RIGHTS NOT-EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this
Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     SECTION 7. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.


     SECTION 8. DEFINITION OF CORPORATION. For the purposes of this Article VI, references to "the Corporation" include all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger as well as the resulting or surviving corporation which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this
Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     SECTION 9. SURVIVAL OF RIGHTS. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 10. OTHER DEFINITIONS. For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer or agent of the corporation which imposes duties on, or involves services by, such director, officer or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed the best interests of the Corporation" as referred to in this Article VI.

                                        3